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List of Subsidiaries

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Corporation                        Jurisdiction


Inso Australia Pty, Ltd.           New South Wales, Australia

Inso Chicago Corporation           Illinois, USA

Inso Corporation KK                Tokyo, Japan

Inso Corporation, Ltd.             England

Inso Dallas Corporation            Delaware, USA

Inso Florida Corporation           New York, USA

Inso Foreign Sales Corporation     Barbados, USA

Inso Kansas City Corporation       Missouri, USA

Inso (Overseas) Corporation        Delaware, USA

Inso Providence Corporation        Delaware, USA

Inso Securities Corporation        Massachusetts, USA

Inso Technology Corporation        Illinois, USA

Electronic Book Technologies
  International, Inc.              Delaware, USA

Electronic Book
  Technologies, S.A.               Switzerland

Electronic Book
  Technologies, SARL               France

Electronic Book Technologies
  Canada, Ltd.                     Ontario, Canada

Henderson Software, Inc.           Colorado, USA

Synex Information AB               Sweden

ViewPort Development AB            Sweden

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